FS Investment Corporation - 8-K

Exhibit 99.1

FSIC Reports Third Quarter 2016 Financial Results and
Declares Regular Distribution for Fourth Quarter

PHILADELPHIA, PA, November 9, 2016 – FS Investment Corporation (NYSE: FSIC), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter ended September 30, 2016, and announced that its board of directors has declared its fourth quarter 2016 regular distribution.

Financial Highlights for the Quarter Ended September 30, 20161

•	Net investment income of $0.20 per share, compared to $0.26 per share for the quarter ended September 30, 2015.

•	Adjusted net investment income of $0.20 per share, compared to $0.21 per share for the quarter ended September 30, 2015.[2]

•	Total net realized gain of $0.01 per share and total net change in unrealized appreciation of $0.26 per share, compared to a total net realized loss of $0.09 per share and a total net change in unrealized depreciation of $0.20 per share for the quarter ended September 30, 2015.

•	Paid cash distributions to stockholders totaling $0.22275 per share.[3]

•	Total purchases of $217.3 million versus $290.8 million of sales and repayments.

•	Net asset value of $9.42 per share, compared to $9.18 per share as of June 30, 2016.

“Corporate credit markets rallied in the third quarter of 2016 amid generally solid U.S. economic conditions and stable commodity prices,” said Michael C. Forman, Chairman and Chief Executive Officer of FSIC. “Given the continued strength of the credit markets, we took gains where appropriate and continued to free up capital to take advantage of a very healthy pipeline of new investments.”

Declaration of Regular Distribution for Fourth Quarter 2016

FSIC’s board of directors has declared a regular cash distribution for the fourth quarter of $0.22275 per share, which will be paid on or about January 4, 2017, to stockholders of record as of the close of business on December 21, 2016.

Summary Consolidated Results

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)[1]	September 30, 2016	June 30, 2016	September 30, 2015
Total investment income	$100,557	$110,211	$103,668
Net investment income	49,003	56,840	63,766
Net increase (decrease) in net assets resulting from operations	114,369	140,157	(5,279)

Net investment income per share	$0.20	$0.23	$0.26
Adjusted net investment income per share[2]	$0.20	$0.24	$0.21
Total net realized and unrealized gain (loss) per share	$0.27	$0.34	$(0.29)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.47	$0.58	$(0.02)
Stockholder distributions per share[3]	$0.22275	$0.22275	$0.22275
Net asset value per share at period end	$9.42	$9.18	$9.64
Weighted average shares outstanding	243,488,590	243,435,681	242,227,762
Shares outstanding, end of period	243,488,590	243,488,590	242,274,372

(dollar amounts in thousands)	As of September 30, 2016	As of December 31, 2015
Total fair value of investments	$3,937,526	$4,029,371
Total assets	4,128,618	4,149,663
Total stockholders’ equity	2,294,455	2,208,928

Portfolio Highlights as of September 30, 2016

•	Total fair value of investments was $3.9 billion.

•	Core investment strategies[4] represented 97% of the portfolio by fair value as of September 30, 2016, including 85% from direct originations and 12% from opportunistic investments. Broadly syndicated/other investments represented the remaining 3% of the portfolio by fair value.

•	Gross portfolio yield prior to leverage (based on amortized cost and excluding non-income producing assets)[5] was 10.2%, unchanged from June 30, 2016.

•	Total commitments to direct originations (including unfunded commitments) made during the third quarter of 2016 was $144.2 million in 7 companies, 6 of which were existing portfolio companies.

•	As of September 30, 2016, approximately 0.7% of investments were on non-accrual based on fair value.[6]

Total Portfolio Activity

	Three Months Ended
(dollar amounts in thousands)	September 30, 2016	June 30, 2016	September 30, 2015
Purchases	$217,337	$389,802	$283,968
Sales and redemptions	(290,764)	(413,039)	(129,667)
Net portfolio activity	$(73,427)	$(23,237)	$154,301

Portfolio Data	As of September 30, 2016	As of December 31, 2015
Total fair value of investments	$3,937,526	$4,029,371
Number of Portfolio Companies	103	114
Average Annual EBITDA of Portfolio Companies	$104,100	$113,200
Weighted Average Purchase Price of Debt Investments (as a % of par)	98.2%	98.3%
% of Investments on Non-Accrual (based on fair value)[6]	0.7%	—

Asset Class (based on fair value)
Senior Secured Loans — First Lien	52%	54%
Senior Secured Loans — Second Lien	16%	15%
Senior Secured Bonds	4%	6%
Subordinated Debt	11%	11%
Collateralized Securities	2%	2%
Equity/Other	15%	12%

Portfolio Composition by Strategy (based on fair value)[4]
Direct Originations	85%	85%
Opportunistic	12%	12%
Broadly Syndicated/Other	3%	3%

Interest Rate Type (based on fair value)
% Variable Rate	65.2%	66.8%
% Fixed Rate	20.4%	21.6%
% Income Producing Equity/Other Investments	3.7%	4.1%
% Non-Income Producing Equity/Other Investments	10.7%	7.5%

Yields (based on amortized cost)[5]
Gross Portfolio Yield Prior to Leverage	9.2%	9.8%

Gross Portfolio Yield Prior to Leverage — Excluding Non-Income Producing Assets	10.2%	10.4%

Direct Origination Activity

	Three Months Ended
(dollar amounts in thousands)	September 30, 2016	June 30, 2016	September 30, 2015

Total Commitments (including unfunded commitments)	$144,226	$398,896	$192,637
Exited Investments (including partial paydowns)	(198,010)	(386,600)	(35,090)
Net Direct Originations	$(53,784)	$12,296	$157,547

Direct Originations Portfolio Data	As of September 30, 2016		As of December 31, 2015
Total Fair Value of Direct Originations	$3,343,749		$3,434,588
Number of Portfolio Companies	66		71
Average Annual EBITDA of Portfolio Companies	$67,700		$61,500
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities	4.8	x	4.9	x
% of Investments on Non-Accrual (based on Fair Value)[6]	0.6%		—

	Three Months Ended
New Direct Originations by Asset Class (including unfunded commitments)	September 30, 2016	June 30, 2016	September 30, 2015
Senior Secured Loans — First Lien	94%	76%	69%
Senior Secured Loans — Second Lien	5%	6%	20%
Senior Secured Bonds	—	2%	1%
Subordinated Debt	—	3%	7%
Collateralized Securities	—	—	—
Equity/Other	1%	13%	3%
Average New Direct Origination Commitment Amount	$20,604	$49,862	$12,842
Weighted Average Maturity for New Direct Originations	12/11/2021	7/21/2020	10/8/2021
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period[5]	9.3%	9.1%	9.0%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period — Excluding Non-Income Producing Assets[5]	9.3%	10.8%	9.3%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Direct Originations Exited during Period[5]	8.6%	10.3%	10.8%

Leverage and Liquidity as of September 30, 2016

•	Debt to equity ratio was 76%, based on $1.73 billion in total debt outstanding and stockholders’ equity of $2.29 billion. FSIC’s weighted average effective interest rate (including the effect of non-usage fees) was 3.95%.

•	Cash and foreign currency of approximately $113.7 million and availability under its financing arrangements of $218.7 million, subject to borrowing base and other limitations.

•	Nineteen unfunded debt investments with aggregate unfunded commitments of $137.2 million.

Conference Call Information

FSIC will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 10, 2016, to discuss its third quarter 2016 results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 443-2408 and using the conference ID 51809117 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

A replay of the call will be available for a period of 30 days following the call by visiting the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

Supplemental Information

An investor presentation of financial information will be made available prior to the call in the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

About FS Investment Corporation

FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (“BDC”) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. In connection with its debt investments, FSIC may receive equity interests such as warrants or options.

FSIC is advised by FB Income Advisor, LLC, an affiliate of FS Investments, and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners (“GSO”). GSO, with approximately $89.3 billion in assets under management as of September 30, 2016, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.fsinvestmentcorp.com.

About FS Investments

FS Investments is a leading asset manager that designs alternative investments to help institutional, advisory and individual investors build better portfolios. Its solutions provide access to alternative asset classes and top managers through a spectrum of structures, including business development companies, closed-end credit funds and operating companies. The firm is dedicated to setting industry standards for investor-centric service, education and transparency.

FS Investments was founded in 2007 as Franklin Square Capital Partners. It is headquartered in Philadelphia with offices in Orlando and Washington, DC. The firm currently manages six funds with over $18 billion in assets under management as of June 30, 2016, and co-manages an operating company. Its affiliated broker-dealer, FS Investment Solutions, LLC (member FINRA/SIPC), distributes its offerings.

Visit www.fsinvestments.com to learn more.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Individual investors and endowments may have different investment horizons, liquidity needs and risk tolerances. In addition, fees that may be incurred by an investor in a fund sponsored by FS Investments may be different than fees incurred by an endowment investing in similar assets as those in which the funds invest.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2016, which FSIC filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 9, 2016, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2016, and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSIC’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSIC’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Contact Information:

Investors:

Dominic Mammarella

Director, Investor Relations

dominic.mammarella@fsinvestments.com

215-220-4280

Media:

FS Investments Media Team

media@fsinvestments.com

215-495-1174

Income Statement

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Investment income
From non-controlled/unaffiliated investments:
Interest income	$93,380	$99,468	$285,151	$319,180
Fee income	4,214	3,290	21,191	33,707
Dividend income	—	—	—	5,519
From non-controlled/affiliated investments:
Interest income	2,013	910	4,092	1,628
Fee income	—	—	633	—
Dividend income	—	—	224	—
From controlled/affiliated investments:
Interest income	950	—	2,540	—
Total investment income	100,557	103,668	313,831	360,034

Operating expenses
Management fees	17,872	18,852	53,258	56,993
Capital gains incentive fees	—	(13,811)	—	(18,418)
Subordinated income incentive fees	12,250	12,485	38,945	47,661
Administrative services expenses	750	900	2,846	2,773
Accounting and administrative fees	243	261	706	822
Interest expense	18,283	19,352	55,241	55,699
Directors’ fees	277	232	780	688
Other general and administrative expenses	1,879	1,631	6,274	4,877
Total operating expenses	51,554	39,902	158,050	151,095
Net investment income	49,003	63,766	155,781	208,939

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	2,363	(21,246)	(19,064)	(42,135)
Controlled/affiliated investments	(26)	—	(26)	—
Net realized gain (loss) on foreign currency	86	266	264	(631)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	64,039	(74,848)	96,258	(88,560)
Non-controlled/affiliated investments	(4,463)	27,220	3,823	36,615
Controlled/affiliated investments	4,354	—	6,692	—
Net change in unrealized appreciation (depreciation) on secured borrowing	(33)	—	(33)	—
Net change in unrealized gain (loss) on foreign currency	(954)	(437)	(1,266)	2,625
Total net realized and unrealized gain (loss)	65,366	(69,045)	86,648	(92,086)
Net increase (decrease) in net assets resulting from operations	$114,369	$(5,279)	$242,429	$116,853
Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.47	$(0.02)	$1.00	$0.48
Weighted average shares outstanding	243,488,590	242,227,762	243,257,941	241,659,230

Balance Sheet

	September 30, 2016 (Unaudited)	December 31, 2015
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$3,790,661 and $4,027,950, respectively)	$3,679,252	$3,820,283
Non-controlled/affiliated investments (amortized cost—$126,209 and $91,248, respectively)	171,141	132,357
Controlled/affiliated investments (amortized cost—$79,698 and $75,988, respectively)	87,133	76,731
Total investments, at fair value (amortized cost—$3,996,568 and $4,195,186, respectively)	3,937,526	4,029,371
Cash	112,648	80,807
Foreign currency, at fair value (cost—$1,011 and $1,175, respectively)	1,013	1,180
Receivable for investments sold and repaid	27,160	66
Interest receivable	49,014	34,600
Deferred financing costs	573	1,420
Prepaid expenses and other assets	684	729
Total assets	$4,128,618	$4,148,173

Liabilities
Payable for investments purchased	$6,984	$—
Credit facilities payable	81,286	34,625
Unsecured notes payable (net of deferred financing costs of $1,231 and $1,490, respectively)	990,333	988,274
Repurchase agreement payable	650,000	800,000
Secured borrowing, at fair value (proceeds of $2,830 and $0, respectively)	2,863	—
Stockholder distributions payable	54,236	54,093
Management fees payable	17,872	18,415
Subordinated income incentive fees payable	12,250	13,374
Administrative services expense payable	714	946
Interest payable	16,113	22,061
Directors’ fees payable	204	282
Other accrued expenses and liabilities	1,308	7,175
Total liabilities	1,834,163	1,939,245
Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized, 243,488,590 and 242,847,016 shares issued and outstanding, respectively	243	243
Capital in excess of par value	2,270,010	2,264,345
Accumulated undistributed net realized gain/loss on investments and gain/loss on foreign currency	(64,574)	(45,748)
Accumulated undistributed (distributions in excess of) net investment income	141,160	147,946
Net unrealized appreciation (depreciation) on investments and secured borrowing and unrealized gain/loss on foreign currency	(52,384)	(157,858)
Total stockholders’ equity	2,294,455	2,208,928
Total liabilities and stockholders’ equity	$4,128,618	$4,148,173
Net asset value per share of common stock at period end	$9.42	$9.10

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures1

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
GAAP net investment income per share	$0.20	$0.23	$0.26
Plus capital gains incentive fees per share	—	—	(0.06)
Plus excise taxes per share	—	—	—
Plus one-time expenses per share	—	0.00	—
Adjusted net investment income per share[2]	$0.20	$0.24	$0.21

1)	Per share data was derived by using the weighted average shares of FSIC’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (iii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSIC’s normal course of business (referred to herein as one-time expenses). FSIC uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)	The per share data for distributions reflects the amount of distributions paid on October 4, 2016, to stockholders of record as of the close of business on September 21, 2016.

4)	See FSIC’s quarterly report on Form 10-Q for the quarter ended September 30, 2016, for a description of FSIC’s investment strategies.

5)	Gross portfolio yield represents the expected annualized yield of FSIC’s investment portfolio based on the composition of the portfolio as of the applicable date.

6)	Interest income is recorded on an accrual basis. See FSIC’s quarterly report on Form 10-Q for the quarter ended September 30, 2016 for a description of FSIC’s revenue recognition policy.